SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. __)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted)
|X| Definitive Proxy Statement by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                              CENTER BANCORP, INC.
                              --------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                              CENTER BANCORP, INC.

                             Corporate Headquarters
                               2455 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 688-9500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 19, 2005

To Our Shareholders:

      The  Annual  Meeting  of  Shareholders   of  Center  Bancorp,   Inc.  (the
"Corporation") will be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey on April 19, 2005, at 10:00 a.m., for the following purposes:

1. To elect three Class 3 directors, whose three year terms will expire in 2008.

2.    To transact  such other  business as may  properly  come before the Annual
      Meeting.

      Only shareholders of record of the Corporation at the close of business on February 28, 2005 shall be entitled to notice of and to vote at the Annual Meeting. Each share of the Corporation's Common Stock is entitled to one vote.

      Please complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope at your earliest convenience.

      You are cordially invited to attend the Meeting.

                                        By Order of the Board of Directors

                                        /s/ John J. Davis
                                        -------------------------------------
                                        John J. Davis
                                        President and Chief Executive Officer

Dated: March 18, 2005

                              CENTER BANCORP, INC.
                   2455 Morris Avenue, Union, New Jersey 07083

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Center Bancorp, Inc. (the "Corporation") of proxies to be used at the annual meeting of the shareholders of the Corporation to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey at 10:00 a.m. on April 19, 2005, and any adjournments thereof (the "Annual Meeting"). Copies of this Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 18, 2005.

      Only shareholders of record at the close of business on February 28, 2005 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. On the Record Date, there were 9,941,624 shares of common stock, no par value (the "Common Stock"), outstanding.

      In a Schedule 13G filing made on February 14, 2005 on behalf of Private Capital Management, 8889 Pelican Bay Boulevard, Naples, Florida 34108 ("PCM"), PCM, an investment adviser, stated that it beneficially owns 837,916 shares of Common Stock (8.5% of the shares outstanding as of the Record Date). In its
Schedule 13G filing, PCM stated, among other things, that it acquired such shares "in the ordinary course of business" and that such shares were "not acquired for the purpose of...changing or influencing the control" of the Corporation.

      In a joint Schedule 13G filing made on February 14, 2005 on behalf of Banc Fund V L.P. and Banc Fund VI L.P., both of which have an address of 208 South LaSalle Street, Chicago, Illinois 60604, such funds stated that they beneficially own 663,716 shares of Common Stock (5.6% of the shares outstanding as of the Record Date). In their Schedule 13G, such funds stated, among other things, that such shares were "not acquired for the purpose of . . . changing or influencing the control" of the Corporation.

      The Corporation is not aware of any other person or entity that owned of record or beneficially more than five percent of the outstanding Common Stock as of the Record Date.

      Any shareholder who executes the proxy referred to in this Proxy Statement may revoke such proxy at any time before it is exercised, but revocation is not effective unless a later dated signed proxy is submitted to the Corporation prior to the Annual Meeting, written notice of revocation is filed with the Secretary of the Corporation either prior to the Annual Meeting or while the Annual Meeting is in progress but prior to the voting of such proxy or the shares subject to such proxy are voted by written ballot at the Annual Meeting.

      All proxies properly executed and not revoked will be voted as specified. If a proxy is signed but no specification is given, the proxy will be voted in favor of the Board's nominees for election to the Board.

      The cost of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and employees of the Corporation and/or its subsidiaries may solicit proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy soliciting material to the beneficial owners of shares.

      The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to shareholders at the Annual Meeting will require the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" will be counted. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

                              ELECTION OF DIRECTORS

      The By-Laws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors to be eleven. The Corporation's Certificate of Incorporation provides that the Directors shall be divided into three classes, as nearly equal in number as possible, with each class elected on a staggered term basis, normally for a period of three years. Shorter terms are permitted when necessary in order to equalize the size of the classes. At the upcoming Annual Meeting, three directors in Class 3 will be elected for a three year term. The terms of the directors in Class 1 and Class 2 will continue until 2007 and 2006, respectively.

      Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. In response, Nasdaq adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence. The Board has also determined that the following members of the Board satisfy the Nasdaq definition of independence:
Hugo Barth III, Alexander A. Bol, Brenda Curtis, James J. Kennedy, Paul Lomakin, Jr., Eugene V. Malinowski, Herbert Schiller and William A. Thompson.

      It is intended that the proxies solicited hereunder will be voted FOR (unless otherwise directed) the election of Paul Lomakin, Jr., Herbert Schiller and James J. Kennedy for three year terms. The Corporation does not contemplate that any nominee will be unable to serve as a director for any reason. Each nominee has agreed to serve if elected. However, in the event that one or more of the nominees should be unable to stand for election, discretionary authority is reserved to cast votes for the election of a substitute or substitutes selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person or persons. Each of the nominees is currently a member of the Board of Directors of the Corporation and its subsidiary, Union Center National Bank (the "Bank").

      With the exception of Mr. Malinowski, Mr. Barth and Ms. Curtis, each of the members of the Board of Directors of the Corporation (collectively, the "Directors") has served in his or her current occupation for at least the past five years. Eugene V. Malinowski has served in his current position as the Chief Financial Officer of Consolidated Information Services, Inc., since 2004. Previously, he served as the managing director of Capital Consulting Network, LLC (financial advisory services) from 2002 to 2004. He served as the Foundation's Financial Business Manager for St. Barnabas Health Care Systems from 1999 to 2001 and as Senior Vice President and Chief Financial Officer of the former First Savings Bank of New Jersey from 1996 to 1999. Mr. Barth retired in 2003. Previously, he was a partner in the firm of Haeberle & Barth (funeral directors). Ms. Curtis retired in 2003. She served as the Regional Vice President of the Eastern Division of the American Cancer Society from September 2002 until her retirement in August 2003. From June 1999 until September 2002, she served as the Regional Director of the American Cancer Society. From 1982 through 1999, Ms. Curtis was the Executive Director of the Union County (N.J.) branch of the American Cancer Society. The Directors, as of February 1, 2005, according to information supplied by them, owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names below. The Directors have served continuously as such since the dates when they first became Directors as set forth herein. The date appearing in parentheses opposite each director's name in the "Director Since" column below represents the year in which such Director became a director of the Bank. Each Director presently serves as a Director of the Bank.

CLASS - 3 The following table sets forth certain information with respect to each Director in Class 3 (each of whom has been nominated for a three year term).

                                                                           Shares of
                                                                           Common Stock
                                                                           Held
                                                                           Beneficially        Percent of
                                                         Director          Directly and        Outstanding
Name                     Occupation              Age     Since             Indirectly          Shares
----                     ----------              ---     --------          ------------        -----------
Paul Lomakin, Jr.        President               78       1982             155,366 (a)         1.56
                         Winthop Dev.                    (1977)
                         (Builder)

Herbert Schiller         President               69       1990             50,205 (b)           .51
                         Foremost Mfg. Co.               (1990)
                         (Manufacturer)

James J. Kennedy         Managing Partner        49       2000             45,003 (c)           .45
                         KV-1 Asset                      (2000)
                         Management, LLC

(a)   Direct .......... 77,202
      Indirect ........ 78,164 (wife)

(b)   Direct .......... 50,205

(c)   Direct .......... 45,003

CLASS - 1 The following table sets forth certain information with respect to each Director in Class 1 (each member of Class 1 has a term that will continue until 2007)

                                                                                     Number of
                                                                                     Shares of
                                                                                     Common Stock
                                                                                     Held
                                                                                     Beneficially        Percent of
                                                                   Director          Directly and        Outstanding
Name                     Occupation                        Age     Since             Indirectly          Shares
----                     ----------                        ---     --------          ------------        -----------
John J. Davis            President and Chief               62       1982             184,735(a)             1.86
                         Executive Officer of the                  (1982)
                         Corporation and the Bank

Brenda Curtis            Retired in 2003; see text         63       1995              43,932(b)              .44
                         above regarding prior years               (1995)

Donald G. Kein           Partner, Kein, Pollatschek        67       1982             138,550(c)             1.39
                         & Greenstein (Attorneys)                  (1970)

Norman F. Schroeder      President & CEO                   39       2000              96,691(d)              .97
                         NFS Associates, Inc.                      (2000)
                         (construction services)

(a)   Direct .......... 184,141 (includes 8,095 restricted shares granted in
                                 2005 for performance in 2004)

      Indirect ........     594 (jointly with wife)

(b)   Direct ..........  43,932

(c)   Direct .......... 101,800
      Indirect ........  36,750 (wife)

(d)   Direct ..........  63,388
      Indirect .......   33,303 (as trustee)

CLASS 2 - The following table sets forth certain information with respect to each Director in Class 2 (each member of Class 2 has a term that will continue until 2006)

                                                                                     Number of
                                                                                     Shares of
                                                                                     Common Stock
                                                                                     Held
                                                                                     Beneficially        Percent of
                                                                   Director          Directly and        Outstanding
Name                     Occupation                        Age     Since             Indirectly          Shares
----                     ----------                        ---     --------          ------------        -----------
Hugo Barth, III          Retired in 2003; see               62      1982             90,170(a)               .91
                         text above regarding                      (1977)
                         prior years

Alexander A. Bol         Owner, Alexander                   57      1994             56,314(b)               .57
                         A. Bol A.I.A.                             (1994)
                         (Architectural Firm);
                         Chairman of the Board
                         of the Corporation and
                         the Bank (2001-Present)

Eugene V. Malinowski     Chief Financial Officer,           65      2002             18,551(c)               .19
                         Consolidated Information                  (2002)
                         Services, Inc. (a provider of
                         credit reports to mortgage
                         brokers) (2004-Present);
                         see text above regarding
                         prior years

William A. Thompson      Vice President,                    47      1994            48,877(d)               .56
                         Thompson & Co.                            (1994)
                         (Auto Parts Distributor)

(a)   Direct .......... 46,108
      Indirect ........ 44,062 (wife and jointly with wife)

(b)   Direct .......... 56,314

(c)   Direct .......... 18,551

(d)   Direct .......... 41,663
      Indirect ........  7,214 (wife and children)

------------
      The shares set forth in the table above include the following number of shares subject to options exercisable by March 31, 2005: Mr. Barth, 0 shares; Mr. Bol, 5,395 shares; Ms. Curtis, 23,895 shares; Mr. Davis, 0 shares; Mr. Kein, 0 shares; Mr. Lomakin, 0 shares; Mr. Schiller, 0 shares; Mr. Thompson, 0 shares.; Mr. Kennedy, 36,181 shares; Mr. Schroeder, 36,181 shares; and Mr. Malinowski, 12,060 shares.

      Anthony C. Weagley, the Corporation's Chief Financial Officer, beneficially owned 15,766 shares of Common Stock as of February 1, 2005, including 7,459 shares subject to options exercisable by March 31, 2005. William
E. Arnold, a Vice President of the Corporation, beneficially owned 8,756 shares of Common Stock as of February 1, 2005, including 2,799 shares subject to options exercisable by March 31, 2005. Lori A. Wunder, a Vice President of the Corporation, beneficially owned 11,180 shares of Common Stock as of February 1, 2005, including 8,624 shares subject to options exercisable by March 31, 2005. John F. McGowan, a Vice President of the Corporation, beneficially owned 16,058 shares of Common Stock as of February 1, 2005, including 9,074 shares subject to options exercisable by March 31, 2005. As of February 1, 2005, the total number of shares of Common Stock directly and beneficially owned by all Directors and executive officers of the Corporation (18 persons) amounted to 1,000,045 shares or 10.06% of the common shares outstanding. In addition, as of February 1, 2005, the total number of shares of Common Stock directly and beneficially owned by officers of the Bank (and not the Corporation) amounted to 21,541 shares or.22% of the common shares outstanding.

      There are no fees paid to any Director of the Corporation for any meeting of the Corporation's Board of Directors. The chairman of the Audit Committee and the chairman of the Compensation Committee receive $500 for each committee meeting attended. Members of the Audit Committee and the Compensation Committee receive $300 for each committee meeting attended. Alexander A. Bol, Chairman of the Board of the Bank, receives a $15,000 annual retainer and $900 for each meeting of the Bank's Board that he attends. All other directors of the Bank who are not officers of the Bank receive a $7,000 annual retainer and $900 for each meeting of the Bank's Board that they attend. For information regarding grants of stock options to the Corporation's outside directors, see "Stock Options - 2003 Non-Employee Director Stock Option Plan".

      Effective July 1, 1998, the Board of Directors adopted the Union Center National Bank Directors' Retirement Plan (the "Directors' Retirement Plan"). Under the Directors' Retirement Plan, each non-employee member of the Board who completes at least 15 years of service as a member of the Board (including service on the Board prior to July 1, 1998), and who retires from the Board on or after May 1, 2000 and after having attained age 70, will be paid an annual retirement benefit of $8,500, payable monthly, commencing on his or her date of retirement and continuing for 180 payments. In the event that a director dies before receiving his or her entire benefit, the balance of such benefit will continue to be paid to the director's surviving spouse until the earlier of such spouse's death or the payment of all 180 such monthly installments. The Directors' Retirement Plan is unfunded; that is, all benefits due thereunder are payable from the Bank's general assets. The Bank may, however, establish a trust or similar arrangement for the purpose of accumulating the amounts needed to provide such benefits. Robert L. Bischoff, a member of the Corporation's Board of Directors and the Chairman of the Board's Audit Committee, died on September 22, 2004. There were no benefits payable to the Estate of Mr. Bischoff.

      There is no family relationship, by blood, marriage or adoption, between any of the foregoing Directors and any other officer, director or employee of the Corporation or the Bank.

      During 2004, the Board established a Compensation Committee, consisting of Alexander A. Bol (Chairman), Hugo Barth III, Brenda Curtis and William A. Thompson. The Compensation Committee is charged with recommending to the full Board the compensation of the chief executive officer and the compensation of all other officers of the Corporation. The chief executive officer does not participate in deliberations regarding his own compensation, but does participate in deliberations regarding the compensation of the other officers. The Compensation Committee also administers the Corporation's equity compensation plans, other than plans intended solely for the benefit of non-employee directors.

      The Board's Audit Committee consists of Messrs Malinowski (Chairman), Kennedy and Schiller The Audit Committee has been established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation and has responsibility for monitoring the Corporation's financial reporting systems, reviewing the Corporation's financial statements, hiring and discharging the Corporation's independent accountants and supervising the relationship between the Corporation and its independent accountants. For additional information regarding the Audit Committee, see "Audit Committee Matters".

      During 2004, the Board established a Nominating Committee, consisting of Alexander A. Bol (Chairman), Hugo Barth, III, Brenda Curtis, James J. Kennedy, Paul Lomakin, Jr., Eugene V. Malinowski, Herbert Schiller and William A. Thompson. For additional information regarding the Nominating Committee, see "Nominating Committee Matters".

      During 2004, the Compensation Committee met three times, the Audit Committee met five times, the Nominating Committee met one time and the Board of Directors met fourteen times. All directors attended more than 75% of the Board and committee meetings that they were required to attend.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table sets forth, for the years ended December 31, 2002, 2003 and 2004, the annual and long-term compensation of the Corporation's Chief Executive Officer and the four other most highly compensated executive officers of the Corporation during 2004 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                                                           Compensation
                                                                                  ----------------------------
                                                    Annual Compensation           Restricted     Securities
Name and                                   -----------------------------------      Stock        Underlying
Principal Position           Year          Salary       Bonus(A)     Other (B)    Awards($)    Options/SARs(#)    Other (F)
------------------           ----          ------       --------     ---------    ---------    ---------------    ---------
John J. Davis,               2004          351,900           --(C)   28,502      $104,992(C)            --         9,900
President and Chief          2003          355,471      163,125      25,645            --               --         9,900
Executive Officer            2002          322,242      135,000      25,031        93,400(D)            --         9,000
Of the Corporation
and the Bank

Anthony C. Weagley           2004          176,331       48,750      19,537            --               --            --
Vice President and           2003          160,243       50,826      13,332            --               --            --
Treasurer of the             2002          134,026       25,000      11,487        23,350(E)         2,000           495
Corporation and
Sr. Vice President and
Cashier of the Bank

William E. Arnold            2004          147,075       24,750      16,694            --               --         4,125
Vice President of the        2003          136,954       46,446      15,559            --               --         3,750
Corporation and Senior       2002          112,887       20,000      12,626        23,350(E)         2,000         3,150
Vice President of the Bank

Lori A. Wunder               2004          121,502       28,000      16,392            --               --         1,682
Vice President of the        2003          118,150       43,560      12,169            --               --         1,632
Corporation and              2002          109,001       20,300      11,688        23,350(E)         2,000         1,017
Senior Vice
President of the Bank

John F. McGowan              2004          117,518       26,900      17,292            --               --         3,228
Vice President of the        2003          116,937       42,076      16,156            --               --         3,135
Corporation and Senior       2002          106,250       19,500      13,686        23,350(E)         2,000         2,931
Vice President of the Bank

      (A) Represents amounts payable under the Achievement Incentive Plan (the "AIP").

      (B) For Mr. Davis, includes the cost to the Corporation of supplying an automobile to Mr. Davis ($20,993 in 2004, $20,348 in 2003 and $18,970 in
      2002) and payments made on Mr. Davis' behalf with respect to his personal use of a country club membership. For Mr. Weagley, includes the cost to the Corporation of supplying an automobile to Mr. Weagley ($18,917 in 2004, $13,021 in 2003 and $11,177 in 2002). For Mr. Arnold, includes the cost to the Corporation of supplying an automobile to Mr. Arnold ($15,261 in 2004, $14,010 in 2003 and $11,077 in 2002). For Mrs. Wunder, includes the cost to the Corporation of supplying an automobile to Mrs. Wunder ($16,002 in 2004, $12,053 in 2003 and $11,449 in 2002). For Mr. McGowan,
      includes the cost to the Corporation of supplying an automobile to Mr. McGowan ($16,059 in 2004, $15,010 in 2003 and $12,470 in 2002). For each
      Named Officer, also includes amounts paid for split dollar life insurance and taxable fringe benefits.

      (C) In lieu of a bonus for performance during 2004, on January 27, 2005 the Board granted to Mr. Davis a restricted stock award covering 8,095 shares of common stock and agreed to pay Mr. Davis a cash gross-up amount designed to offset the income tax effect of receiving these restricted shares and this cash amount. The amount of such cash payment has not yet been determined; such amount will be reflected as a bonus for Mr. Davis in 2005. The $104,992 amount in the table represents the number of shares subject to award multiplied by the average of the high bid price and the low asked price on the date of grant. Mr. Davis' restricted shares vested one month after the date of grant and were eligible for dividends in the same manner as the Common Stock.

      (D) Represents the number of shares subject to award multiplied by the average of the high bid price and the low asked price on December 2, 2002 (date of grant). On December 31, 2002, all such shares were restricted and had an aggregate market price of $94,400. Mr. Davis' restricted shares vested on January 16, 2003 and were eligible for dividends in the same manner as the Common Stock. In connection with the grant of these restricted shares, the Corporation agreed to pay a cash gross-up amount (subsequently determined to be $88,825 for Mr. Davis, which sum is included in Mr. Davis' 2003 bonus set forth above) designed to offset the income tax effect of receiving these restricted shares and this cash amount.

      (E) Represents the number of shares subject to awards made to each of Anthony Weagley, William Arnold, Lori Wunder and John F. McGowan, multiplied by the average of the high bid price and the low asked price on December 2, 2002 (date of grant). On December 31, 2002, all such shares were restricted and, for each such awardee, had an aggregate market price of $23,600. These awardees' restricted shares vested on January 16, 2003 and were eligible for dividends in the same manner as the Common Stock. In connection with the grant of these restricted shares, the Corporation agreed to pay a cash gross-up amount (subsequently determined to be $24,526 for Mr. Weagley, $24,546 for Mr. Arnold, $24,560 for Ms. Wunder and $23,776 for Mr. McGowan), which sums are included in the 2003 bonus amounts set forth above) designed to offset the income tax effect of receiving these restricted shares and this cash amount.

      (F) Represents contributions made to the Corporation's 401(k) plan on behalf of the Named Officers, representing 50% of their contributions up to 6% of gross compensation.

STOCK OPTIONS

      1999 Employee Stock Incentive Plan

      The 1999 Employee Stock Incentive Plan was adopted in order to attract and retain qualified officers and employees. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the 1999 Employee Stock Incentive Plan, which is included as an exhibit to the Corporation's reports filed with the SEC.

      The 1999 Employee Stock Incentive Plan authorizes the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), non-qualified stock options and restricted stock awards to employees of the Corporation.

      The Corporation initially had 414,431 shares of Common Stock authorized for issuance under the 1999 Employee Stock Incentive Plan (as adjusted for stock splits and stock dividends) and 277,180 shares remained available for grant as of January 1, 2005. All of the Corporation's 200 employees are eligible to participate in the 1999 Employee Stock Incentive Plan. Future grants under the 1999 Employee Stock Incentive Plan have not yet been determined. No option will vest more than ten years from the date of grant and no option may be granted after April 13, 2009.

      1993 Employee Stock Option Plan

      The 1993 Employee Stock Option Plan was adopted in order to attract and retain qualified officers and employees. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the 1993 Employee Stock Option Plan, which is included as an exhibit to the Corporation's reports filed with the SEC.

      The 1993 Employee Stock Option Plan authorizes the granting of incentive stock options and non-qualified stock options to employees of the Corporation, including officers. No options were permitted to be granted under the 1993 Employee Stock Option Plan after November 17, 2003.

      The Corporation initially had 603,042 shares of Common Stock authorized for issuance under the 1993 Employee Stock Option Plan (as adjusted for stock splits and stock dividends). All of the Corporation's employees were eligible to participate in the 1993 Employee Stock Option Plan. No option will vest more than ten years from the date of grant.

      1993 Outside Director Stock Option Plan

      The 1993 Outside Director Stock Option Plan was adopted in order to attract and retain qualified directors. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the 1993 Outside Director Stock Option Plan, which is included as an exhibit to the Corporation's reports filed with the SEC.

      Pursuant to the 1993 Outside Director Stock Option Plan, directors Hugo Barth, Alexander A. Bol, Brenda Curtis, Donald G. Kein, James J. Kennedy, Paul Lomakin, Jr., Eugene V. Malinowski, Herbert Schiller, Norman F. Schroeder and William A. Thompson received a one-time stock option covering 36,181 shares of Common Stock (as adjusted for stock splits and stock dividends). These options become exercisable in three installments, commencing one year after the date of grant, at a per share exercise price equal to the fair market value of one share of Common Stock on the date of grant. Such options may not be exercised more than ten years after their date of grant. No options were permitted to be granted under the 1993 Outside Director Stock Option Plan after November 17, 2003.

      The Corporation initially had 542,739 shares of Common Stock authorized for issuance under the 1993 Outside Director Stock Option Plan (as adjusted for stock splits and stock dividends). All directors other than John J. Davis were eligible to participate in the 1993 Outside Director Stock Option Plan.

      2003 Non-Employee Director Stock Option Plan

      The 2003 Non-Employee Director Stock Option Plan was adopted at the Corporation's 2004 annual meeting of shareholders in order to attract and retain qualified directors. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2003 Non-Employee Director Stock Option Plan, which is included as an exhibit to the Corporation's reports filed with the SEC.

      The Plan contemplates that on June 1 of each year, directors who served continuously on the Board during the twelve months immediately preceding such date and were not employed by the Corporation or any of its subsidiaries during such twelve month period (each, an "Eligible Outside Director") will be granted a stock option covering 3,000 shares of Common Stock. These options will vest over a four year period, subject to acceleration in certain instances. For an outside director who remains on the Board for the first five years of the Plan, the operation of the Plan would be as follows:

DATE                              EFFECT

June 1, 2004            An option covering 3,000 shares is granted ("Option A");
                        and no shares are purchasable under Option A.

June 1, 2005            An option covering 3,000 shares is granted ("Option B");
                        750 shares are purchasable under Option A; and no shares are purchasable under Option B.

June 1, 2006            An option covering 3,000 shares is granted ("Option C");
                        1,500 shares are purchasable under Option A; 750 shares are purchasable under Option B; and no shares are purchasable under Option C.

June 1, 2007            An option covering 3,000 shares is granted ("Option D");
                        2, 250  shares  are  purchasable  under  Option A; 1,500
                        shares are  purchasable  under  Option B; 750 shares are
                        purchasable   under   Option  C;  and  no   shares   are
                        purchasable under Option D.

June 1, 2008            An option covering 3,000 shares is granted ("Option E");
                        3,000  shares  are  purchasable  under  Option A;  2,250
                        shares are purchasable under Option B; 1,500 shares are purchasable under Option C; 750 shares are purchasable under Option D; and no shares are purchasable under Option E.

      During 2004, options covering 3,000 shares were granted to each member of the Board of Directors other than John J. Davis pursuant to the 2003
Non-Employee Director Stock Option Plan. None of such options will be exercisable on or before March 31, 2005. The Corporation initially had 525,000 shares of Common Stock authorized for issuance under the 2003 Non-Employee Director Stock Option Plan (as adjusted for stock splits and stock dividends) and 495,000 shares remained available for grant as of January 1, 2005.

STATISTICAL INFORMATION

      No stock options were granted to the Named Officers during 2004.

      The following table provides data regarding the options exercised by the Named Officers during 2004 (reflecting the number of shares acquired and the difference between the value of the shares on the exercise date and the option exercise price) and the number of shares covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 2004. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of the Named Officers' options and $13.11, the weighted average trading price for the Common Stock on December 31, 2004.

               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

                                                                   NUMBER OF
                                                                   SECURITIES             VALUE OF
                                                                   UNDERLYING             UNEXERCISED IN
                                                                   UNEXERCISED            THE MONEY
                                                                   OPTIONS/SARS           OPTIONS/SARS
                                                                   AT FISCAL              AT FISCAL
                               SHARES                              YEAR END (#)           YEAR END ($)
                             ACQUIRED ON            VALUE          EXERCISABLE/           EXERCISABLE/
             NAME            EXERCISE (#)        REALIZED ($)      UNEXERCISABLE          UNEXERCISABLE
             ----            ------------        ------------      -------------          --------------
John J. Davis...........        7,900              47,874                  0/0                      $0/0

Anthony C. Weagley .....          -0-                 -0-          7,459/1,401              38,930/4,511

William E. Arnold ......          -0-                 -0-          2,799/1,401               9,013/4,511

Lori A. Wunder .........          -0-                 -0-          8,624/1,401              46,409/4,511

John F. McGowan ........          -0-                 -0-          9,074/1,401              49,298/4,511

      The following table gives information about the Corporation's Common Stock that may be issued upon the exercise of options, warrants and rights under the Corporation's 1999 Stock Incentive Plan, 1993 Employee Stock Option Plan, 1993 Outside Director Stock Option Plan and 2003 Non-Employee Director Stock Option Plan as of December 31, 2004. These plans were the Corporation's only equity compensation plans in existence as of December 31, 2004.

                                                                                                         (C)
                                                                                                NUMBER OF SECURITIES
                                                                                               REMAINING AVAILABLE FOR
                                                                                                   FUTURE ISSUANCE
                                         (A)                              (B)                       UNDER EQUITY
                               NUMBER OF SECURITIES TO BE       WEIGHTED-AVERAGE EXERCISE         COMPENSATION PLANS
                                 ISSUED UPON EXERCISE OF          PRICE OF OUTSTANDING          (EXCLUDING SECURITIES
                                  OUTSTANDING OPTIONS,           OPTIONS, WARRANTS AND              REFLECTED IN
PLAN CATEGORY                      WARRANTS AND RIGHTS                  RIGHTS                       COLUMN (A))
Equity Compensation Plans
Approved by
Shareholders..............              225,884                     $4.74 - $16.67                      772,180

Equity Compensation Plans
Not Approved by                              --                                 --                           --
Shareholders .............

Total.....................              225,884                      $4.74 - 16.67                      772,180

PENSION PLAN

      The Bank maintains a defined benefit pension plan (the "Pension Plan") for the benefit of its eligible employees. Monthly normal retirement benefits are computed at the rate of 44% of final average earnings, reduced proportionately for the participant's credited benefit years less than 25. "Final average earnings" is the average monthly W-2 compensation which is paid to participants by the Bank during the last 60 calendar months of their credited benefit service (essentially equivalent to "Salary" in the Summary Compensation Table set forth above). The benefits shown are not subject to deduction for Social Security or other offset amounts.

      The following table sets forth the annual benefits which an eligible employee would receive under the Pension Plan upon retirement at age 65 based on the indicated assumptions as to average annual earnings and years of service. The table also reflects benefits under the Corporation's Supplemental Executive Retirement Plans, which became effective on January 1, 1995. The amounts shown reflect a 10 year certain and life annuity benefit rather than the joint and 50% survivor annuity benefit required by the Employee Retirement Income Security Act of 1974 as the normal form of benefit for a married employee. The number of benefit years for Mr. Davis is 27, the number of benefit years for Mr. Weagley is 19, the number of benefit years for Mr. Arnold is 5, the number of benefit years for Ms. Wunder is 14 and the number of benefit years for Mr. McGowan is 9.

      Average Annual
Earnings for 60 Consecutive
   Months to Retirement                 10 Benefit Years    15 Benefit Years       20 Benefit Years       25  Benefit Years
---------------------------             ----------------    ----------------       ----------------       -----------------
          $40,000                           $ 7,040             $10,560                $14,080                 $17,600
           60,000                            10,560              15,840                 21,120                  26,400
           80,000                            14,080              21,120                 28,160                  35,200
          100,000                            17,600              26,400                 35,200                  44,000
          120,000                            21,120              31,680                 42,240                  52,800
          140,000                            24,640              36,690                 49,280                  61,600
          160,000                            28,160              42,240                 56,320                  70,400
          180,000                            31,680              47,520                 63,360                  79,200
          200,000                            35,200              52,800                 70,400                  88,000
          205,000                            36,080              54,120                 72,160                  90,200
          210,000*                           36,960              55,440                 73,920                  92,400

*  Maximum

OTHER BENEFIT PLANS

      During 1994, the Corporation implemented two Supplemental Executive Retirement Plans ("SERPS"). The SERPS, as well as a trust arrangement entered into during 1997, are described below under the caption "Compensation Committee Report on Executive Compensation."

EMPLOYMENT AGREEMENTS

      John J. Davis entered into an employment agreement with the Corporation and the Bank, dated as of August 1, 1992. Effective September 1, 1995, the employment agreement was amended and restated in its entirety. As amended, the employment agreement provides for Mr. Davis' employment as President and Chief Executive Officer of the Corporation and the Bank for an initial term that was completed in 2000, subject to renewal provisions that, in effect, assure Mr. Davis of at least three years' notice of termination in the absence of a "Change in Control Event" (as defined) and five years' notice of termination in connection with a Change in Control Event. Mr. Davis' salary rate currently is $346,500 per annum. In subsequent years, Mr. Davis is to receive his salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the compensation committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreement also provides that Mr. Davis will receive benefits and perquisites appropriate to his position.

      Mr. Davis has the right under the employment agreement to resign with "Good Reason," which is defined in the agreement to include certain Change in Control Events which, in turn, are defined as the acquisition by a third party of a majority of the voting stock or substantially all of the assets of the Corporation or the Bank or a change in the composition of the Board of Directors such that a majority of the members of the Board as of the date of the agreement no longer serve on the Board. Upon termination for Good Reason, the employment agreement provides that Mr. Davis will be entitled to receive a severance allowance equal to his regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by Mr. Davis under the AIP, multiplied by the number of years remaining in the term of his employment agreement, benefits comparable to the benefits that Mr. Davis would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Davis would be entitled to comparable benefits if the Bank and the Corporation were to terminate his employment without cause.

      Anthony C. Weagley, William E. Arnold, Lori A. Wunder and John F. McGowan have each entered into employment agreements with the Corporation and the Bank. Mr. Weagley's agreement provides for his employment as Senior Vice President and Cashier of the Bank and Vice President and Treasurer of the Corporation for an initial term that was completed on December 31, 1998, subject to renewal provisions that, in effect, assure Mr. Weagley of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Arnold's agreement provides for his employment as a Senior Vice President of the Bank and Vice President of the Corporation for an initial term that was completed on December 31, 2004, subject to renewal provisions that, in effect, assure Mr. Arnold of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Ms. Wunder's agreement provides for her employment as a Senior Vice President of the Bank and Vice President of the Corporation for an initial term that was completed on December 31, 2001, subject to renewal provisions that, in effect, assure Ms. Wunder of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. McGowan's agreement provides for his employment as a Senior Vice President of the Bank and Vice President of the Corporation for an initial term that was completed on December 31, 2002, subject to renewal provisions that, in effect, assure Mr. McGowan of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Weagley's salary rate currently is $175,000 per annum, Mr. Arnold's salary rate currently is $145,000 per annum, Ms. Wunder's salary rate currently is $118,900 per annum and Mr. McGowan's salary rate currently is $111,400 per annum. In subsequent years, Mr. Weagley, Mr. Arnold, Ms. Wunder and Mr. McGowan are to receive their salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the compensation committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreements also provide that such officers will receive certain benefits and perquisites appropriate to their positions.

      Mr. Weagley, Mr. Arnold, Ms. Wunder and Mr. McGowan have the right under their employment agreements to resign with "Good Reason", which is defined in a manner similar to the definition in Mr. Davis' contract. Upon termination for Good Reason, the employment agreements provide that these officers will be entitled to receive a severance allowance equal to their regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by them under the AIP, multiplied by the number of years remaining in the term of their employment agreements, benefits comparable to the benefits that they would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Weagley, Mr. Arnold, Ms. Wunder and Mr. McGowan would be entitled to comparable benefits if the Bank and the Corporation were to terminate their employment without cause.

      The employment agreements for the Named Officers contain "gross up" provisions which provide for additional compensation in the event that any benefits payable to them pursuant to their employment agreements are subject to certain excise taxes imposed by the Internal Revenue Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Board of Directors of the Corporation formed a Compensation Committee, consisting of Hugo Barth III, Alexander A. Bol, Brenda Curtis and William A. Thompson, on April 22, 2004. Prior to that time, compensation issues were considered by the Bank's Compensation Committee, which also consisted of Hugo Barth III, Alexander A. Bol, Brenda Curtis and William A. Thompson. Decisions of the Bank's Compensation Committee were reviewed by the entire Board of Directors of the Corporation. During 2004, the following individuals served on the Corporation's Board for all or a portion of the year: Alexander A. Bol, Hugo Barth III, Robert L. Bischoff, Brenda Curtis, John J. Davis, Donald G. Kein, James J. Kennedy, Paul Lomakin, Jr., Eugene V. Malinowski, Herbert Schiller, Norman F. Schroeder and William A. Thompson. Of the persons named, only Mr. Davis and Mr. Bol have served as an officer and/or employee of the Corporation or the Bank. Mr. Davis participated in determinations regarding compensation of all employees other than himself.

      Directors Hugo Barth III, Alexander A. Bol, Brenda Curtis, John J. Davis, Donald G. Kein, James J. Kennedy, Paul Lomakin, Jr., Eugene V. Malinowski, Herbert Schiller, Norman F. Schroeder and William A. Thompson and certain of the Corporation's officers and their associates are and have been customers of the Bank and have had loan transactions with the Bank in the ordinary course of business during 2004. All such transactions with these directors and officers of the Corporation and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

      During 2004, a firm in which Director Norman F. Schroeder is a principal rendered building, construction and renovation services to the Bank in the normal course of business. The aggregate payments amounted to $56,196. Such firm has rendered and will continue to render services to the Bank in 2005. The Corporation believes that the cost of such services was reasonable and comparable to the cost of obtaining similar services in the market place.

      During 2004, a partnership of which Director Donald G. Kein was a partner rendered legal services to the Corporation and/or the Bank in the normal course of business. The aggregate fees amounted to $92,029 Such firm has rendered and will continue to render legal services to the Corporation and/or the Bank in 2005. The Corporation believes that the cost of such services was reasonable and comparable to the cost of obtaining similar services elsewhere in the market place.

      During 2004, a firm in which Chairman of the Board Alexander A. Bol is a principal rendered architectural services to the Bank in the normal course of business. The aggregate fees amounted to $38,790. Such firm has rendered and will continue to render services to the Bank in 2005. The Corporation believes that the cost of such services was reasonable and comparable to the cost of obtaining similar services in the market place.

      For information regarding a trust arrangement entered into with respect to Mr. Davis, see the "Compensation Committee Report on Executive Compensation" below.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Pursuant to rules adopted by the SEC to enhance disclosure of corporate policies regarding executive compensation, the Corporation has set forth below a report of its Compensation Committee regarding compensation policies as they affect Mr. Davis and the other executive officers of the Corporation.

Overview

      The Compensation Committee views compensation of executive officers as having three distinct parts -- a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Corporation's standard benefit package, consisting principally of the Pension Plan and health insurance, is supplemented in certain circumstances. The long-term benefit element has primarily been reflected in the grants of stock options to specific executive officers.

      During the past year, the Compensation Committee retained a compensation consultant to review officer salaries and benefits and to assess the employment agreements entered into with senior officers of the Corporation and the Bank.

      The employment agreement entered into with John J. Davis has enabled the Board to tie annual compensation to Mr. Davis' and the Corporation's performance. Initially, the agreement, dated August 1, 1992, provided for a base salary of $130,000 per annum. Base salary in subsequent years has been left to the discretion of the Board of Directors, subject to the restriction that base salary may not be reduced during the term of the agreement. In subsequent years, Mr. Davis' salary has been increased to $346,500 per year. Subject to contractual minimums in the case of those executives (such as Mr. Weagley, Mr. Arnold, Ms. Wunder and Mr. McGowan) who have entered into employment agreements with the Corporation, the salary levels of the other executive officers are set annually by the Board of Directors, with a recommendation by Mr. Davis.

      The Board has concluded that it is important to provide Mr. Davis, Mr. Weagley, Mr. Arnold, Ms. Wunder and Mr. McGowan and certain other executives with employment protections. Mr. Davis' employment agreement contains an "evergreen" clause which, in effect, assures him that he will receive three years notice of any decision to terminate his agreement. Mr. Weagley, Mr. Arnold, Ms. Wunder, Mr. McGowan and other officers have contractual assurances that they will receive two years notice of any decision to terminate their employment agreements. The Compensation Committee has determined to review these agreements on a periodic basis to ascertain whether any such notice should be given.

Specific Elements of Compensation

      The Compensation Committee has sought to structure executive compensation as a "pay-for-performance" compensation policy. The elements of that policy are as follows:

            (a) Salary. While consolidation within the banking industry has created a substantial supply of qualified executives, the Board believes that it is important for the Bank to retain a competitive salary structure. The Board maintains salary guidelines for the Bank's officers. In accordance with those guidelines, Mr. Davis' current salary of $346,500 was increased to that level in 2005.

            (b) Incentive Compensation. The AIP is designed to correlate compensation to performance in a manner designed to provide meaningful incentives for Bank officers in general. Under the terms of the AIP, Bank officers were eligible to receive incentive pay for performance in 2004. For Mr. Davis, performance goals relate solely to the performance of the Corporation. For all other participants, goals relate both to individual performance and the Corporation's performance. In lieu of the bonus that Mr. Davis would have earned under the AIP with respect to 2004, the Board (in January 2005) granted to Mr. Davis shares of restricted stock worth approximately $105,000 and agreed to pay Mr. Davis a cash gross-up amount designed to offset the income tax effect of receiving these restricted shares and this cash amount.

            (c) Benefit Plans. In addition to benefits provided under the Pension Plan and under standard medical insurance plans, the Corporation furnishes the following plan benefits to executive officers:

                        (i) 401(k). The Corporation has implemented a company-wide 401(k) plan designed to provide an overall benefit to all full-time employees who are at least 21 years old and have at least one year of service. Under this Plan, the Corporation matches 50% of employee contributions up to 6% of gross compensation. The match for Mr. Davis during 2004 was $9,900.

                        (ii)  SERPs.   The   Corporation   has  established  two
                        Supplemental Executive Retirement Plans ("SERPs") designed to provide benefits lost to senior management as a result of federal legislation reducing and/or limiting retirement benefits available from the Corporation's Pension Plan and 401(k) plan. Costs to the Corporation for the replacement benefits are similar to the reduction in qualified retirement plan costs which otherwise would be provided by those plans but for the federal legislation. To date, Mr. Davis is the only employee designated for participation in the SERPs. To set aside funds to help meet its obligations under the SERPs, the Bank established a trust as of July 1, 1997 (the "Trust"). The Bank may contribute funds to the Trust from time to time. The Trust funds, which are subject to the claims of the Bank's creditors in certain circumstances, will be held in the Trust until paid to plan participants and their beneficiaries in accordance with the terms of the SERPs.

                        (iii) Deferred Compensation. Effective as of December 31, 2003, as a result of certain revisions to the Corporation's split dollar life insurance program for Mr. Davis and other senior bank officers under age 60 described below, the Board established the Union Center National Bank Senior Officers Protection Plan for such officers. Under the Senior Officers Protection Plan, the Corporation may, but is not required to, credit deferred compensation accounts of participants from time to time based on participant performance and the operating profit of the Corporation. The accounts vest at the rate of 10% per year of service (including service prior to the Plan's effective date), beginning after six years of service. However, a participant's account will become fully vested in the event of termination due to death or disability, attainment of age 65 or a "change in control" (defined in the same manner as in Mr. Davis' employment agreement). If a participant's employment is terminated for "cause", the benefit will be forfeited. A participant's vested account is payable in a single lump sum following termination of employment. However, a participant who terminates on or after age 65 may elect to receive his or her account in installments over not more than ten years.

                        (iv) Life Insurance. Effective as of December 19, 2003, the Corporation revised the split dollar life insurance program that had been in effect for Mr. Davis and other senior bank officers under age 60. Under the revised program, the Corporation owns certain life insurance policies covering the lives of such officers. In the event of the death of such an officer, the Corporation will receive a refund of its premiums. A death benefit equal to 3.5 times the officer's salary, less any group term insurance benefit, will be provided to the officer's designated beneficiary.

            (d) Stock Options. From time to time, the Compensation Committee has granted stock options to Mr. Davis and other executive officers. Such options have been granted at an exercise price equal to the then current market price of the Common Stock. The value of such options is presented elsewhere herein.

            (e) Restricted Stock. The stock incentive plan adopted by the shareholders in 1999 authorized the grant of restricted stock awards. A restricted stock award typically enables a recipient to obtain the restricted shares, without payment of a cash exercise, upon the satisfaction of certain conditions. Restricted stock grants were awarded to Mr. Davis in 2001, 2002, 2003 and 2005. In 2005, the Board also approved the payment to Mr. Davis of a cash amount designed to offset the income tax effect of receiving these restricted shares and this cash amount

The Compensation Committee believes that an appropriate compensation program can help in achieving shareholder performance goals if its program reflects an appropriate balance between providing rewards to key employees while at the same time effectively controlling compensation costs. The Compensation Committee believes that its compensation program is consistent with, and should help to achieve, those objectives.

By:   The Compensation Committee of the Board of Directors

      Hugo Barth III
      Alexander A. Bol
      Brenda Curtis
      William A. Thompson

AUDIT COMMITTEE MATTERS

      Independence of Audit Committee Members. The Common Stock is listed on the Nasdaq National Market and the Corporation is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace rules and under the SEC's Rule 10A-3.

      Audit Committee Financial Expert. The Board of Directors has determined that Eugene V. Malinowski constitutes an "audit committee financial expert", as such term is defined by the SEC. As noted above, Mr. Malinowski - as well as the other members of the Audit Committee - has been determined to be "independent".

      Audit Committee Report. In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004:

      (1) the Audit Committee reviewed and discussed the audited financial statements with the Corporation's management;

      (2) the Audit Committee discussed with the Corporation's independent auditors the matters required to be discussed by SAS 61;

      (3) the Audit Committee received and reviewed the written disclosures and the letter from the Corporation's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Corporation's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence; and

      (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2004 Annual Report on Form 10-K.

By:   The Audit Committee of the Board of Directors

      James J. Kennedy
      Eugene V. Malinowski
      Herbert Schiller

ACCOUNTING FEES AND OTHER ACCOUNTING MATTERS

      In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee's charter, all audit and audit-related work and all non-audit work performed by the independent accountants, KPMG LLP ("KPMG"), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered that was approved through its pre-approval process.

      Audit Fees. Audit fees billed or expected to be billed to the Corporation by KPMG for the audit of the financial statements included in the Corporation's Annual Reports on Form 10-K, and reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q, for the years ended December 31, 2003 and 2004 totaled approximately $81,800 and $255,000, respectively.

      Audit-Related Fees. The Corporation was not billed by KPMG for assurance and related services during the fiscal years ended December 31, 2003 and 2004. Such services are defined as services which are reasonably related to the performance of the audit or review of the Corporation's financial statements but are not reported under the immediately preceding paragraph.

      Tax Fees. The Corporation was billed an aggregate of $20,400 and $20,000 by KPMG for the fiscal years ended December 31, 2003 and 2004, respectively, for tax services, principally representing advice regarding the preparation of income tax returns.

      All Other Fees. The Corporation was not billed by KPMG for the fiscal years ended December 31, 2003 and 2004, respectively, for permitted non-audit services.

      Other Matters. The Audit Committee of the Board of Directors has determined that the provision of tax services by KPMG is compatible with maintaining the independence of the Corporation's principal accountant.

      Applicable law and regulations provide an exemption that permits certain services to be provided by the Corporation's outside auditors even if they are not pre-approved. The Corporation has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

NOMINATING COMMITTEE MATTERS

      Independence of Nominating Committee Members. All members of the Nominating Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace rules.

      Procedures for Considering Nominations Made by Shareholders. The Nominating Committee's charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director it elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

      Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

      o must satisfy any legal requirements applicable to members of the Board;

      o must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

      o must have a reputation, in one or more of the communities serviced by the Corporation and its subsidiaries, for honesty and ethical conduct;

      o must have a working knowledge of the types of responsibilities expected of members of the board of directors of a bank holding company; and

      o must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee's capacity to serve in a fiduciary position.

      Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating Committee's charter provides that there will be no differences in the manner in which the nominating committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

      o a review of the information provided to the Nominating Committee by the proponent;

      o a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

      o     a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

      Third Party Recommendations. In connection with the 2005 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Corporation's Common Stock for at least one year.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons holding more than 10% of a registered class of the equity securities of the Corporation to file with the SEC and to provide the Corporation with initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Corporation. As a result of the adoption of the Sarbanes-Oxley Act of 2002, the reporting obligations with respect to certain transactions were accelerated to 48 business hours after the transaction. Based solely upon a review of such reports furnished to the Corporation, the Corporation believes that all such Section 16(a) reports were timely filed with respect to the fiscal year ended December 31, 2004, except that director Donald Kein inadvertently failed to report a gift of 3,000 shares of Common Stock until February 25, 2005, eleven days after the due date for such report, and in March 2005 director Herbert Schiller amended a previously filed Form 4 to report the ownership of certain shares of common stock previously omitted from his last Form 4.

STOCKHOLDER RETURN COMPARISON

      Set forth below is a line graph presentation comparing the cumulative stockholder return on the Corporation's Common Stock, on a dividend reinvested basis, against the cumulative total returns of the Standard & Poor's 500 Stock Index and the Media General Industry Group Index-Middle-Atlantic Banks for the period from January 1, 2000 through December 31, 2004.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG CENTER BANCORP, INC.,
            S&P 500 INDEX AND THE MEDIA GENERAL INDUSTRY GROUP INDEX

                                                  Measurement Period - Fiscal Year Ending December 31,

                                      2000             2001             2002              2003             2004
                                     ------           ------           ------            ------           ------
Center Bancorp, Inc.                 147.40           142.78           192.19            326.81           233.72
Media General Industry Group
Index - Regional Middle
Atlantic Banks                       113.17           116.70           111.60            142.25           162.23

S&P 500 Index                         90.89            80.09            62.39             80.29            89.02

                    ASSUMES $100 INVESTED ON JANUARY 1, 2000
                       ASSUMES DIVIDEND REINVESTED THROUGH
                       FISCAL YEAR ENDED DECEMBER 31, 2004

                           INDEPENDENT PUBLIC AUDITORS

      The Audit Committee of the Board of Directors has appointed KPMG to perform the function of independent public auditors for fiscal year 2005. Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions of shareholders. Such representatives will have an opportunity to make a statement at the Annual Meeting if they so desire.

                               SHAREHOLDER MATTERS

      SEC regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 2006 must be submitted to the Corporation on or before November 18, 2005 and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting. If a shareholder notifies the Corporation after January 19, 2006 of an intent to present a proposal at the Corporation's Annual Meeting of Shareholders to be held in 2006, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials.

      The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to the Chairman of the Board of the Corporation and should be sent to such individual c/o Center Bancorp, Inc., 2455 Morris Avenue, Union, New Jersey 07083. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman's receipt of such a communication, the Secretary of the Corporation will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

      Board members are encouraged, but not required by any specific Board policy, to attend the Corporation's annual meeting of shareholders. Each of the members of the Board attended the Corporation's 2004 annual meeting of shareholders.

                                  OTHER MATTERS

      The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, but if any other matters properly come before the Annual Meeting, or any adjournments thereof, the holder of any proxy is authorized to vote thereon at his or her discretion.

      A copy of the Annual Report of the Corporation and the Bank for the year ended December 31, 2004 is being mailed to shareholders with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

      A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WHEN AVAILABLE, WITHOUT CHARGE TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST FOR THE SAME TO ANTHONY C. WEAGLEY, VICE PRESIDENT AND TREASURER, CENTER BANCORP, INC., 2455 MORRIS AVENUE, UNION, NEW JERSEY 07083.

                                        By Order of the Board of Directors

                                        /s/ John J. Davis
                                        -------------------------------------
                                        John J. Davis
                                        President and Chief Executive Officer

Dated: March 18, 2005

                              CENTER BANCORP, INC.

                    Proxy For Annual Meeting of Shareholders

      KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Center Bancorp, Inc., Union, New Jersey, do hereby constitute and appoint William E. Arnold, John F. McGowan and Lori A. Wunder, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all of the common stock of said corporation standing in my name on its books on February 28, 2005, at the annual meeting of shareholders to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey 07083 on April 19, 2005 at 10:00 o'clock a.m. or at any adjournments thereof, with all powers the undersigned would possess if personally present, as shown on the reverse side.

                               (See Reverse Side)

Please date, sign and mail your proxy card back as soon as possible!

                 Annual Meeting of Shareholders - April 19, 2005

                              CENTER BANCORP, INC.


|X| Please mark your
    votes as in this
    example.

This proxy is being solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

                      Grant Authority        Withhold Authority
                      for all nominees       for all nominees
                            |_|                    |_|

1.    Election of Directors for three year terms ending in 2008

      Nominees: Paul Lomakin, Jr., Herbert Schiller and James J. Kennedy

Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2. Other Business - Whatever other business may be brought before the meeting or any adjournment thereof.

      If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. Unless otherwise specified, execution of this proxy will confer authority to the persons named herein as proxies to vote shares in favor of the Board's nominees for directors.

      Important: To assure your representation at the meeting, please date, sign and mail this proxy promptly in the envelope provided.

      Note: When signing as attorney, executor, administrator, trustee or guardian, please give full titles. If more than one trustee, all should sign. All joint owners must sign.


Signature: ________________________
Signature: ________________________
Dated: _____________, 2005